EXHIBIT 99.1
February 13, 2015

DTE Energy reports solid 2014 financial results; Company increases 2015 operating EPS guidance midpoint to $4.60

DETROIT - DTE Energy (NYSE:DTE) today reported 2014 earnings of $905 million, or $5.10 per diluted share, compared with $661 million, or $3.76 per diluted share in 2013. Reported earnings in 2014 were up 37 percent, driven in large part by DTE Energy’s businesses outside of its utilities. Reported earnings at the electric utility were up nine percent while gas utility reported earnings were down slightly.

2014 operating earnings were $816 million or $4.60 per diluted share, compared with 2013 operating earnings of $720 million, or $4.09 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“2014 was a very successful year for DTE Energy, both operationally and financially,” said Gerard Anderson, DTE Energy chairman and CEO. “I am especially proud that in 2014 and early 2015 our customers appear to recognize the significant focus that we have brought to improving customer satisfaction.” In 2014, J.D. Power ranked DTE Energy “Highest in Customer Satisfaction With Residential Natural Gas Service in the Midwest Among Large Utilities.”1 More recently, J.D. Power announced that DTE Energy was ranked ”Highest in Customer Satisfaction With Business Natural Gas Service in the Midwest”1 in its 2015 study. Anderson continued, “Customer satisfaction near the top of our industry is one of DTE’s highest priorities, and we are working hard to reach a number one ranking in electric customer satisfaction as well.”

Several other important DTE Energy 2014 accomplishments were highlighted:

•
DTE was presented with the Gallup Great Workplace award for the second year in a row in 2014, recognizing the company’s ability to build and retain a highly-engaged workforce that will drive future success. DTE’s 2014 engagement scores placed the company in the top decile (top 10 percent) of companies globally. DTE is the only utility in the award’s history to be named a Gallup Great Workplace.

•
Echo Wind Park began commercial operation in 2014, adding another 112 megawatts to DTE’s renewable energy portfolio. With nearly $2 billion in DTE and third party investments since 2009, the company is in position to meet the 10 percent renewable energy portfolio requirement by the end of 2015.

•
DTE spent more than $900 million with Michigan-based suppliers in 2014. As a participant in the 2011 Pure Michigan Business Connect Initiative, DTE is ahead of schedule in its pledge to shift a total of $1.1 billion in incremental spending from businesses located outside of the state to Michigan-based suppliers by the end of 2015. DTE’s ongoing Michigan procurement creates and supports more than 5,000 jobs in the state.

Anderson acknowledged that 2014 was also a challenging year in some respects for the company and its customers. “The first quarter brought unusually cold temperatures followed by an unprecedented number of severe wind storms during the second and third quarters. We know that our customers were impacted as our systems were challenged by these extraordinary events, and we expect to make significant investments going forward to improve our reliability and ensure the availability of safe, clean and affordable energy.”

Anderson noted that Governor Rick Snyder, in his recent State of the State address, called for Michigan to develop a comprehensive energy policy in 2015. The governor also proposed plans to establish an agency on energy to coordinate planning for Michigan’s energy future. DTE Energy looks forward to working with the governor, the legislature and the new agency to develop a comprehensive long-term energy policy for the state.

Increasing operating EPS guidance for 2015

DTE Energy increased 2015 operating EPS guidance to $4.48 to $4.72 from the $4.43 to $4.67 early outlook provided in November.

“We exceeded our financial goals in 2014 primarily due to the record-breaking cold weather that we experienced during the first quarter followed by the successful execution of cost containment initiatives during the unusually heavy summer storm season,” said Peter Oleksiak, DTE Energy senior vice president and CFO. “In addition, continued growth in development projects in our non-utility businesses drove financial results well above 2013 levels.”

“Although DTE has been a leader in controlling costs over the past 10 years, substantial investments have been made to ensure clean and reliable energy for our customers,” added Oleksiak. “As a result, we recently filed our first DTE Electric rate case in four years." Oleksiak noted that the rate case, if approved by the MPSC, would result in a $3.25 average increase since 2013 in residential customers’ monthly bills. This translates into a total increase of approximately 1.5 percent annually.

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Anderson at 9:00 a.m. ET today, to discuss 2014 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US and Canada toll free: (877) 723-9511 or International toll: (719) 325-4910. The passcode is 8312327. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon today to February 27. To access the replay, dial US and Canada toll free (888) 203-1112 or International toll (719) 457-0820 and enter passcode 8312327.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.1 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio also includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

1Disclaimer: DTE Energy received the highest numerical score in the Midwest in the proprietary J.D. Power 2014 Gas Utility Residential Customer Satisfaction StudySM (large providers) and 2015 Gas Utility Business Customer Satisfaction StudySM. Business based on 9,243 online interviews ranking 20 Midwest providers. Residential based on 69,806 online interviews ranking 17 large Midwest providers. Proprietary study results are based on experiences and perceptions of residential customers surveyed 9/13-12/14 and businesses surveyed 4/14-7/14 and 8/14-12/14. Your experiences may vary. Visit jdpower.com. Geographic area of use: Midwestern U.S. (CO, IL, IN, IA, KS, KY, MI, MN, MS, NB, OH, ND, SD, WI) and www.dteenergy.com and DTE social media sites.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2015 operating earnings guidance. It is likely that certain items that impact the company's 2015 reported results will be excluded from operating results. Reconciliations to the comparable 2015 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,”

“expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC, CFTC, EPA and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and increased thefts of electricity and natural gas; environmental issues, laws, regulations, and the increased costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third-party storage revenues; volatility in commodity markets, deviations in weather and related risks impacting the results of our energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; contract disputes, binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2014 Forms 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

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For further information, members of the media may call:
Scott Simons            (313) 235-8808
Alejandro Bodipo-Memba    (313) 235-3202

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Joyce Leslie            (313) 235-3209

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In millions, except per share amounts)
Operating Revenues	$3,078	$2,533	$12,301	$9,661

Operating Expenses
Fuel, purchased power and gas	1,329	1,124	5,879	4,055
Operation and maintenance	835	810	3,347	2,978
Depreciation, depletion and amortization	290	283	1,145	1,094
Taxes other than income	84	78	352	340
Asset (gains) losses and impairments, net	(2)	(3)	(12)	(9)
	2,536	2,292	10,711	8,458
Operating Income	542	241	1,590	1,203

Other (Income) and Deductions
Interest expense	106	109	429	436
Interest income	(3)	(2)	(10)	(9)
Other income	(60)	(53)	(196)	(201)
Other expenses	63	32	92	55
	106	86	315	281
Income Before Income Taxes	436	155	1,275	922

Income Tax Expense	135	29	364	254

Net Income	301	126	911	668

Less: Net Income Attributable to Noncontrolling Interests	2	2	6	7

Net Income Attributable to DTE Energy Company	$299	$124	$905	$661

Basic Earnings per Common Share
Income from continuing operations	$1.68	$0.70	$5.11	$3.76

Diluted Earnings per Common Share
Income from continuing operations	$1.68	$0.70	$5.10	$3.76

Weighted Average Common Shares Outstanding
Basic	177	177	177	175
Diluted	177	177	177	175
Dividends Declared per Common Share	$0.69	$0.66	$2.69	$2.59

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2014				2013
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$128	$—		$128	$101	$—		$101

DTE Gas	31	—		31	52	—		52

Non-utility Operations
Gas Storage and Pipelines	23	—		23	21	—		21

Power and Industrial Projects	24	—		24	20	—		20

Energy Trading	116	(97)	A	19	(57)	55	A	(2)

Total Non-utility operations	163	(97)		66	(16)	55		39

Corporate and Other	(23)	5	B	(18)	(13)	—		(13)

Net Income Attributable to DTE Energy Company	$299	$(92)		$207	$124	$55		$179

Adjustments key
A) Certain mark to market adjustments
B) Asset impairment

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended December 31,
	2014				2013
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.72	$—		$0.72	$0.57	$—		$0.57

DTE Gas	0.17	—		0.17	0.29	—		0.29

Non-utility Operations
Gas Storage and Pipelines	0.13	—		0.13	0.12	—		0.12

Power and Industrial Projects	0.14	—		0.14	0.11	—		0.11

Energy Trading	0.65	(0.54)	A	0.11	(0.32)	0.31	A	(0.01)

Total Non-utility operations	0.92	(0.54)		0.38	(0.09)	0.31		0.22

Corporate and Other	(0.13)	0.03	B	(0.10)	(0.07)	—		(0.07)

Net Income Attributable to DTE Energy Company	$1.68	$(0.51)		$1.17	$0.70	$0.31		$1.01

Adjustments key
A) Certain mark to market adjustments
B) Asset impairment

DTE Energy Company
Segment Net Income (Unaudited)

	Year Ended December 31,
	2014				2013
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$528	$—		$528	$484	$—		$484

DTE Gas	140	—		140	143	—		143

Non-utility Operations
Gas Storage and Pipelines	82	—		82	70	—		70

Power and Industrial Projects	90	—		90	66	4	C	70

Energy Trading	122	(102)	A	20	(58)	55	A	(3)

Total Non-utility operations	294	(102)		192	78	59		137

Corporate and Other	(57)	8	B	(44)	(44)	—		(44)
		5	C

Net Income Attributable to DTE Energy Company	$905	$(89)		$816	$661	$59		$720

Adjustments key
A) Certain mark to market adjustments
B) New York state tax law change
C) Asset impairment

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Year Ended December 31,
	2014				2013
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$2.98	$—		$2.98	$2.76	$—		$2.76

DTE Gas	0.79	—		0.79	0.80	—		0.80

Non-utility Operations
Gas Storage and Pipelines	0.46	—		0.46	0.40	—		0.40

Power and Industrial Projects	0.51	—		0.51	0.38	0.02	C	0.40

Energy Trading	0.69	(0.57)	A	0.12	(0.33)	0.31	A	(0.02)

Total Non-utility operations	1.66	(0.57)		1.09	0.45	0.33		0.78

Corporate and Other	(0.33)	0.04	B	(0.26)	(0.25)	—		(0.25)
		0.03	C

Net Income Attributable to DTE Energy Company	$5.10	$(0.50)		$4.60	$3.76	$0.33		$4.09

Adjustments key
A) Certain mark to market adjustments
B) New York state tax law change
C) Asset impairment